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                                                                   EXHIBIT 10.29



                               PROVIDER AGREEMENT

This Agreement is made to be effective as of January 31st, 2004, by and between Safelite Solutions, LLC, a Delaware corporation (hereinafter "Safelite"), and Safe Auto Insurance Company (hereinafter "Safe Auto").

                                   WITNESSETH:

      WHEREAS, Safelite maintains a network and database of glass repair and replacement facilities located throughout the United States; and,

      WHEREAS, Safelite desires to handle claims for Safe Auto and to use its expertise to assist Safe Auto in paying no more than fair and reasonable market prices for such claims, as those prices are determined by Safe Auto; and,

      WHEREAS, Safelite proposes and wishes to make available its network, call center, claim processing expertise, and systems support to Safe Auto and its respective insureds; and,

      WHEREAS, Safe Auto wishes to enhance its ability to service its respective insureds and manage its costs and expenses in motor vehicle glass repair and replacement; and,

      WHEREAS, Safe Auto wishes to utilize Safelite's network, call center, claims processing expertise, and systems support to better serve its respective insureds throughout the United States;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 First Notice of Loss ("FNOL") and Scheduling Service. The process by which a Safelite representative or employee receives and processes direct loss notification for insureds of Safe Auto by telephone or other means, and schedules the repair or replacement of automotive glass for the policyholders of Safe Auto, in accordance with the technical specifications mutually agreed to by the parties in connection with the program contemplated by this Agreement

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1.2 Invoice Audit and Payment Service. Safelite's procedure for auditing and paying invoices from independent glass repair and replacement facilities on behalf of Safe Auto as described in ATTACHMENT 1.2.

1.3 NAGS. National Automotive Glass Specifications.

1.4 Fair and Reasonable Market Price. The amount payable by the insurance company that issued the policy under which a claim is made for the repair or replacement of automotive glass with respect to such claim, as communicated by the insurance company in question to Safelite for purposes of the administration of the program contemplated by this Agreement.

1.5 Third Party Facility. Any facility providing glass repair or replacement products or services other than Safelite or a participant in Safelite's referral network.

                                   ARTICLE II
                            OBLIGATIONS OF SAFELITE

2.1 Glass Repair and Replacement Claims Handling. Safelite agrees to provide motor vehicle glass repair and replacement services and related claims handling services to Safe Auto and its insureds during the term of this Agreement.

2.2 Pricing. Motor vehicle glass repair and replacement products and services will be provided by Safelite at the pricing set forth in ATTACHMENT 2.2.

2.3 NAGS Price Changes. Recognizing that NAGS has, in the past, changed the formula it uses to calculate its list prices, resulting in a compensating change in industry discounts in general, the parties agree that in the event of any such change, an equitable adjustment of the discounts consistent with the terms and conditions provided for herein will be agreed to by the parties.

2.4 First Notice of Loss ("FNOL") and Scheduling Service.

      (a) Safelite agrees to provide to Safe Auto glass claims FNOL services whereby Safelite's call center (inbound 1-800-number) will receive and administer glass claims for insureds of Safe Auto.

      (b) The parties agree to work jointly to limit the number of non-claim generating telephone calls. The parties recognize and agree that Safelite will provide FNOL services to Safe Auto on a leased line or by means of any alternatives mutually agreed to by the parties. The parties further agree to jointly work together to maintain a telephone script that delivers

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            high customer satisfaction, promotes windshield repair if
            appropriate, ensures collection of all required data, and seeks an average talk-time of no more than five(5) minutes per call.

      (c) Under the FNOL program, all glass claims will be scheduled by Safelite.

2.5 Referral Network. Safe Auto and Safelite agree that Safelite will offer referrals of the insureds of Safe Auto to participants in Safelite's referral network under the program contemplated by this Agreement at the prices set forth in ATTACHMENT 2.5, as may be modified from time to time at the sole discretion of Safe Auto.

2.6 Payment of Claims. Safelite agrees to pay Third Party Facility claims and claims of participants in Safelite's referral network within five(5) business days of receipt of the applicable funds representative of payment for such glass claims from Safe Auto.

2.7 Invoice Audit and Payment Service. Safelite agrees to provide its Invoice Audit and Payment Service to Safe Auto for services provided by any Third Party Facility.

      Safelite's Invoice Audit and Payment Service will include:

      (a)   Conversion of paper invoices to electronic invoices for all claims;

      (b) Auditing of invoices in accordance with Safe Auto's guidelines as provided to Safelite and prompt curing of any audit failures;

      (c)   Transmission of all invoices and other information to Safe Auto;

      (d) Processing and/or payment of accepted invoices in a manner that is mutually agreed upon; and,

      (e) Return of all rejected invoices to the submitting party with an accompanying explanation in accordance with Safe Auto's guidelines as provided to Safelite.

2.8 Federal Motor Vehicle Safety Standards ("FMVSS"). Safelite agrees to comply with all federal motor vehicle safety standards applicable to the installation and repair of motor vehicle glass for Safe Auto's policyholders.

2.9 EPA Standards. Safelite agrees to comply with all applicable state and federal standards for waste disposal at Safelite locations.

2.10 Reporting. Safelite will provide standard production reports containing relevant management and customer service data.

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2.11 Overpayments. Safe Auto hereby authorizes Safelite to attempt to recover, through set off or other means, any amounts owed to Safe Auto by any third party provider of automotive glass repair or replacement services (shop) as the result of any overpayment to the shop.

                                   ARTICLE III
                            OBLIGATIONS OF SAFE AUTO

3.1 Glass Repair and Replacement. Safe Auto agrees, during the term of this Agreement, to utilize its best efforts to have all of its motor vehicle glass claims administered by Safelite through its FNOL and Scheduling Service.

3.2 Service Fees. Safe Auto agrees to pay Safelite the service fees set forth in ATTACHMENT 3.2.

3.3 Payment for Goods and Services. Safe Auto agrees to pay Safelite the charges set out in this Agreement within five (5) business days following receipt of invoices for such goods and/or services from Safelite.

3.4 Third Party Claims. Safe Auto agrees to defend, indemnify, and hold Safelite harmless from and against any and all liabilities, demands, claims, suits, losses, damages, fines, and judgments, including costs, attorneys fees, witness fees, and expenses incidental thereto, arising out of or in connection with the payment or other processing of invoices or the handling of claims in accordance with the instructions of Safe Auto.

                                   ARTICLE IV
                                JOINT ACTIVITIES

4.1 Billing Errors. In the event of any incorrect or erroneous billing or accounting under this Agreement, the parties agree to take all steps necessary to correct such errors as soon as reasonably possible.

                                    ARTICLE V
                              TERM AND TERMINATION

5.1 Term. This Agreement shall continue in effect for six (6) months from the date first mentioned above. Thereafter, the term of this Agreement shall automatically renew for successive six (6) month periods unless either of the parties provides the other with written notice of non-renewal at least thirty
(30) days prior to the expiration of the then-current term.

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5.2 Termination With Cause. This Agreement may be terminated by the nonbreaching party upon written notice of a material breach of the terms or conditions of this Agreement and the failure of the breaching party to correct such breach within sixty (60) days of such notice, as determined by the party alleging the breach.

                                   ARTICLE VI
                                 CONFIDENTIALITY

6.1 Confidentiality. Notwithstanding any other provision of this Agreement, the parties agree that each other's systems, database, claims data, agent identification, and any other internal processes or information and documents are proprietary in nature and each party further agrees that it will not use the other's information in a manner inconsistent with this Agreement or disclose such information to any third party, or to any party who does not have a demonstrated need to know for purposes of this Agreement. Any and all confidentiality obligations under this Agreement shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, in the event a party receives a subpoena, or is subject to court order, demanding any confidential information of the other party in possession of such party be disclosed, then the party receiving the subpoena, or subject to such court order, shall promptly notify the other party of the same, providing them an opportunity to address the matter prior to the disclosure of any such information subject to such court order or subpoena.

6.2 Limitations to Confidentiality. Nothing in this Article VI shall prohibit or limit a party's use of information that the disclosing party can prove was (i) within the public domain through no fault of or action by the disclosing party;
(ii) previously known to the disclosing party; (iii) independently developed by the disclosing party; or (iv) rightfully received by the disclosing party from a third party that had no duty of confidentiality. In accordance with the terms of this Agreement, each party agrees to exercise the same degree of care used to protect information of a similar nature that it does not permit to be disclosed outside of its own company.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Independent Contractors. Safelite and Safe Auto are separate and independent entities, and each is an independent contractor. Neither party is the partner, agent, employee, or representative of the other.

7.2 Notices. Any notice required under the terms of this Agreement shall be in writing and shall be sent by registered mail, return receipt requested, addressed to the party at the address set forth below:

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         Safe Auto:                             Safelite:

         Todd Friedman                          Thomas M. Feeney
         Vice President - Claims                Executive Vice President
         4328 East 5th Avenue                     and Chief Client Officer
         Columbus, OH 43219                     2400 Farmers Drive
                                                Columbus, OH 43235

         Copy to:                               Copy to:

         Name: _____________________            Cynthia L. Elliott
         Title: ____________________            Senior Corporate Attorney
                                                2400 Farmers Drive
                                                Columbus, OH 43235
         Address: __________________
         ___________________________

7.3 Governing Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the state of Ohio without regard to any conflicts of law provisions to the contrary.

7.4 Assignment. This Agreement shall not be assigned or transferred by either party without the prior written consent of the other party, provided however, that Safelite may assign this Agreement to a subsidiary or an affiliate without the consent of Safe Auto.

7.5 Survival of Rights of Parties. The expiration or termination of this Agreement shall not release either party from any liability or obligation incurred under this Agreement prior to such termination or expiration.

7.6 Waiver/Severability. The failure to enforce any of the provisions of this Agreement shall not be construed as a waiver of that right or any other provision or right. In the event that any of the provisions of this Agreement shall be invalid, this Agreement shall be construed as if such invalid provision was not herein contained.

7.7 Amendments. This Agreement may not be modified or changed in any manner except by a written amendment duly executed by both parties hereto.

7.8 Force Majeure. If either party is rendered unable, wholly or in part, by an act of God, civil disobedience, strike, or other force majeure to carry out its obligations under this Agreement, that party shall give to the other party prompt written notice and its obligations shall be suspended to the extent they are affected by the force majeure and the affected party shall use reasonable diligence to meet its obligations hereunder as quickly as possible.

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7.9 Third-Party Beneficiaries. The obligations of each party to this Agreement shall inure solely to the benefit of the other party and no person or entity shall be a third-party beneficiary of this Agreement.

7.10 Invalidity of Terms. The invalidity or unenforceability of any term or provision of this Agreement shall not impair or affect the other provisions hereof, which shall remain in full force and effect.

7.11 No Responsibility. Neither party shall be responsible for any act, omission, default, negligence, misfeasance, malfeasance, or nonfeasance of the other party or any third party.

7.12 Remedies. Nothing in this Agreement is intended to be construed or be deemed to create any right or remedies in any third party.

7.13 Administrative Functions. It is understood between the parties that Safelite shall not engage in any conduct of adjusting, investigating, evaluating, or settling a claim, or negotiating with any insured. Safelite's activities pursuant to this Agreement shall be restricted to an administrative function of assisting Safe Auto in preparing the appropriate forms or reviewing related data or other information in an effort to accommodate the insured. Any insured who disagrees with Safelite's position on any claim, or who in any other way indicates disagreement or dissatisfaction, shall immediately be referred to an adjuster designated by Safe Auto.

7.14 Ministerial Functions. The parties agree and understand that Safelite performs purely ministerial functions under this Agreement and under no circumstances shall Safelite be considered a fiduciary of Safe Auto.

7.15 Advertising. Each party to this Agreement shall have the right to use the other's name in advertising or the presentation of client lists or other promotional materials. Each party shall submit to the other any general media advertising using the other's name for prior written approval, such approval not to be unreasonably delayed or denied.

7.16 Prior Agreements. This Agreement supersedes any and all pre-existing agreements between the parties relative to the subject matter hereof.

7.17 Headings. The headings of the various sections of this Agreement are not a part of the context hereof, and are inserted merely for convenience in locating the different provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized to do so.

SAFELITE:                                 SAFE AUTO:

Safelite Solutions LLC                    Safe Auto Insurance Company,
a Delaware corporation                    an Ohio corporation

By: /s/ Thomas M. Feeney                  By: /s/ Todd Friedman
   --------------------------                -----------------------------
       Thomas M. Feeney,                  Title: Vice President Claims
       its Executive Vice President,
       and Chief Client Officer

Date: February 3rd, 2004                  Date: 2/3/04

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                                   ATTACHMENTS

1.2   Invoice Audit and Payment Instructions

2.2   Glass Repair and Replacement Pricing Schedule

2.5   Referral Network Pricing

3.2   Service Fees

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